ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

887 records
Balance: 239,640,802
California

Selection Criteria: California
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	1	$16,000.00	0.01%	676	100.00%	11.500%	100.00%
25,001 - 50,000	26	1,112,618.00	0.46	651	95.74	11.461	83.62
50,001 - 75,000	68	4,376,315.00	1.82	655	99.95	11.650	88.28
75,001 - 100,000	95	8,210,780.00	3.42	658	92.45	11.281	95.59
100,001 - 125,000	57	6,417,450.00	2.67	652	92.94	10.661	98.21
125,001 - 150,000	42	5,687,688.00	2.37	651	89.01	10.238	95.16
150,001 - 175,000	32	5,205,750.00	2.17	638	82.73	9.365	93.70
175,001 - 200,000	20	3,780,520.00	1.58	609	71.28	8.534	75.82
200,001 - 250,000	67	15,305,047.39	6.38	620	74.12	7.946	93.80
250,001 - 300,000	117	32,383,747.00	13.50	621	77.90	7.811	92.46
300,001 - 400,000	177	61,877,258.00	25.79	624	79.38	7.963	91.72
400,001 - 500,000	107	47,975,136.00	20.00	630	81.13	7.960	97.20
500,001 - 600,000	52	28,643,988.00	11.94	644	83.13	7.853	84.79
600,001 - 700,000	13	8,326,130.00	3.47	669	82.26	7.241	100.00
700,001 >=	13	10,587,384.15	4.41	652	83.91	7.581	100.00
Total:	887	$239,905,811.54	100.00%	633	81.38%	8.249%	92.95%

Mimimum Original Balance: 16,000.00
Maximum Original Balance: 1,030,000.00
Average Original Balance: 270,468.78

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	1	$15,927.61	0.01%	676	100.00%	11.500%	100.00%
25,001 - 50,000	26	1,111,855.56	0.46	651	95.74	11.461	83.62
50,001 - 75,000	68	4,372,923.86	1.82	655	99.95	11.650	88.28
75,001 - 100,000	95	8,203,471.11	3.42	658	92.45	11.281	95.59
100,001 - 125,000	57	6,411,343.11	2.68	652	92.94	10.661	98.21
125,001 - 150,000	42	5,682,119.86	2.37	651	89.01	10.238	95.16
150,001 - 175,000	32	5,200,109.98	2.17	638	82.73	9.365	93.70
175,001 - 200,000	20	3,778,728.23	1.58	609	71.28	8.534	75.82
200,001 - 250,000	67	15,282,274.86	6.38	620	74.12	7.946	93.80
250,001 - 300,000	117	32,338,766.91	13.49	621	77.90	7.811	92.46
300,001 - 400,000	177	61,812,517.68	25.79	624	79.38	7.963	91.72
400,001 - 500,000	107	47,927,553.50	20.00	630	81.13	7.960	97.20
500,001 - 600,000	52	28,608,310.75	11.94	644	83.13	7.853	84.79
600,001 - 700,000	13	8,312,657.73	3.47	669	82.26	7.241	100.00
700,001 >=	13	10,582,241.33	4.42	652	83.91	7.581	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Mimimum Remaining Balance: 15,927.61
Maximum Remaining Balance: 1,029,720.78
Average Remaining Balance: 270,170.01

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 500	2	$607,959.68	0.25%	500	77.66%	9.075%	100.00%
501 - 525	31	8,268,845.54	3.45	513	68.87	8.986	95.53
526 - 550	37	12,568,838.55	5.24	537	72.56	8.836	92.35
551 - 575	57	17,914,532.49	7.48	562	73.30	8.395	95.73
576 - 600	88	25,154,797.91	10.50	588	81.16	8.216	97.23
601 - 625	140	38,451,972.02	16.05	613	83.19	8.099	95.09
626 - 650	186	51,572,243.92	21.52	638	82.74	8.238	92.18
651 - 675	146	32,910,792.10	13.73	662	84.80	8.243	92.40
676 - 700	88	23,049,558.90	9.62	688	84.95	8.041	91.06
701 - 725	52	12,881,216.91	5.38	712	85.29	8.148	88.19
726 - 750	30	7,605,510.08	3.17	739	79.75	7.950	89.11
751 - 775	21	5,937,581.51	2.48	762	81.82	8.160	93.98
776 - 800	8	2,477,811.18	1.03	792	82.02	8.300	63.36
801 - 825	1	239,141.28	0.10	813	36.92	5.990	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum FICO: 500
Maximum FICO: 813
WA FICO: 633

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	1	$110,738.28	0.05%	674	100.00%	10.250%	100.00%
301 - 360	886	239,530,063.80	99.95	633	81.37	8.248	92.95
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	1	$110,738.28	0.05%	674	100.00%	10.250%	100.00%
349 - 360	886	239,530,063.80	99.95	633	81.37	8.248	92.95
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Remaining Term: 179
Maximum Remaining Term: 359
WA Remaining Term: 358

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	703	$189,900,740.07	79.24%	632	81.10%	8.199%	93.61%
Condo	83	18,571,775.91	7.75	638	84.49	8.556	90.22
2-4 Unit	49	14,931,397.76	6.23	641	77.65	8.263	89.32
PUD - Detached	40	14,430,898.62	6.02	638	84.42	8.434	90.69
PUD - Attached	12	1,805,989.72	0.75	656	85.10	8.703	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	822	$222,753,561.52	92.95%	632	81.35%	8.202%	100.00%
Investment Property	42	13,336,050.22	5.57	649	80.52	8.798	0.00
Second Home	23	3,551,190.34	1.48	678	86.07	9.121	0.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	400	$126,991,638.49	52.99%	613	78.43%	7.852%	93.03%
Purchase	459	102,745,264.28	42.87	660	85.06	8.801	92.17
Refinance - Rate/Term	28	9,903,899.31	4.13	619	81.03	7.604	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	35	$6,801,229.74	2.84%	594	41.62%	7.739%	95.84%
50.01 - 60.00	21	5,399,874.55	2.25	586	57.10	7.982	85.73
60.01 - 70.00	67	20,735,920.33	8.65	602	66.30	7.756	89.97
70.01 - 80.00	322	113,250,882.79	47.26	638	79.03	7.831	95.89
80.01 - 90.00	138	54,220,419.43	22.63	627	87.53	8.111	88.11
90.01 - 100.00	304	39,232,475.24	16.37	656	97.84	10.031	93.23
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Loan-to-Value Ratio: 14.29
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 81.38

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	35	$6,801,229.74	2.84%	594	41.62%	7.739%	95.84%
50.01 - 60.00	21	5,399,874.55	2.25	586	57.10	7.982	85.73
60.01 - 70.00	67	20,735,920.33	8.65	602	66.30	7.756	89.97
70.01 - 75.00	47	14,741,489.34	6.15	604	73.73	7.660	96.62
75.01 - 80.00	79	29,269,190.83	12.21	615	79.41	7.745	90.28
80.01 - 85.00	54	20,202,269.78	8.43	608	84.64	8.240	87.70
85.01 - 90.00	78	30,838,143.97	12.87	632	89.49	8.003	88.78
90.01 - 95.00	43	16,644,933.08	6.95	647	93.79	7.829	86.34
95.01 - 100.00	463	95,007,750.45	39.65	659	85.18	8.810	97.69
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Total Number Of Stated Represented:: 1

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	497	$129,050,567.12	53.85%	646	81.97%	8.765%	91.57%
Full Doc - 1yr W2	140	39,489,303.66	16.48	617	79.41	7.271	96.27
Full Doc - 2yr W2/Tax Returns	127	35,696,201.83	14.90	615	79.87	7.641	93.77
Full Doc - 12 M BK STMTS	93	26,751,344.73	11.16	621	82.78	8.088	92.56
Limited Doc - 6 M BK STMTS	30	8,653,384.74	3.61	627	83.40	8.019	96.32
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.001 - 5.500	3	$1,258,228.94	0.53%	626	74.07%	5.473%	100.00%
5.501 - 6.000	42	14,664,316.30	6.12	675	76.80	5.923	97.92
6.001 - 6.500	44	16,214,707.23	6.77	655	80.48	6.288	96.87
6.501 - 7.000	59	19,462,330.94	8.12	639	78.07	6.839	90.05
7.001 - 7.500	77	27,904,247.99	11.64	631	78.78	7.292	96.92
7.501 - 8.000	125	43,690,281.18	18.23	636	79.43	7.776	96.60
8.001 - 8.500	89	31,434,682.03	13.12	627	78.94	8.271	97.35
8.501 - 9.000	83	28,357,130.55	11.83	612	79.97	8.792	87.10
9.001 - 9.500	37	12,114,372.53	5.06	606	80.53	9.264	86.05
9.501 - 10.000	51	13,668,580.06	5.70	610	85.33	9.801	85.01
10.001 - 10.500	33	6,892,359.01	2.88	622	85.41	10.284	78.60
10.501 - 11.000	51	6,606,751.44	2.76	653	89.30	10.827	77.76
11.001 - 11.500	57	5,677,093.61	2.37	670	98.03	11.256	100.00
11.501 - 12.000	49	4,411,274.62	1.84	631	99.00	11.795	95.22
12.001 - 12.500	49	4,357,047.57	1.82	652	99.60	12.328	97.36
12.501 - 13.000	36	2,783,275.20	1.16	631	99.85	12.648	94.61
13.001 - 13.500	1	70,967.72	0.03	621	100.00	13.050	0.00
13.501 - 14.000	1	73,155.15	0.03	639	100.00	13.550	0.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Rate: 5.375
Maximum Rate: 13.550
WA Rate: 8.249

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	351	$50,262,518.51	20.97%	666	89.00%	8.904%	94.43%
12.001 - 12.500	3	1,258,228.94	0.53	626	74.07	5.473	100.00
12.501 - 13.000	8	3,383,993.41	1.41	643	80.29	5.736	100.00
13.001 - 13.500	22	8,696,872.95	3.63	651	79.00	6.322	100.00
13.501 - 14.000	50	17,251,272.40	7.20	633	77.20	6.834	92.81
14.001 - 14.500	72	26,490,604.51	11.05	632	78.81	7.297	97.72
14.501 - 15.000	117	41,616,299.24	17.37	637	79.42	7.777	96.44
15.001 - 15.500	87	31,053,786.99	12.96	627	79.38	8.273	97.32
15.501 - 16.000	82	27,869,235.11	11.63	610	79.97	8.789	86.87
16.001 - 16.500	34	11,307,175.48	4.72	600	79.39	9.259	85.05
16.501 - 17.000	34	11,972,013.74	5.00	601	83.40	9.797	83.28
17.001 - 17.500	17	5,258,257.24	2.19	605	80.88	10.283	74.79
17.501 - 18.000	8	2,678,657.93	1.12	592	73.60	10.796	53.41
18.001 - 18.500	1	269,912.28	0.11	515	60.00	11.425	100.00
18.501 - 19.000	1	271,973.36	0.11	516	85.00	11.550	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Maximum Rate: 12.375
Maximum Maximum Rate: 18.550
WA Maximum Rate: 15.075

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	351	$50,262,518.51	20.97%	666	89.00%	8.904%	94.43%
4.501 - 5.000	2	561,285.70	0.23	566	60.30	6.875	100.00
5.501 - 6.000	112	39,767,385.29	16.59	619	79.38	7.799	90.21
6.001 - 6.500	351	127,128,742.73	53.05	635	80.39	8.026	93.42
6.501 - 7.000	47	15,488,658.25	6.46	583	75.57	8.699	91.36
7.001 - 7.500	24	6,432,211.60	2.68	567	69.56	9.348	92.35
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum Gross Margin: 5.000
Maximum Gross Margin: 7.450
WA Gross Margin: 6.222

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	536	$189,378,283.57	100.00%	625	79.36%	8.075%	92.56%
Total:	536	$189,378,283.57	100.00%	625	79.36%	8.075%	92.56%

Min Initial Cap: 1.500%
Max Initial Cap: 1.500%
WA Initial Cap: 1.500%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	536	$189,378,283.57	100.00%	625	79.36%	8.075%	92.56%
Total:	536	$189,378,283.57	100.00%	625	79.36%	8.075%	92.56%

Min PERCAP: 1.500%
Max PERCAP: 1.500%
WA PERCAP: 1.500%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0000-00	351	$50,262,518.51	20.97%	666	89.00%	8.904%	94.43%
2007-10	2	729,000.00	0.30	638	90.00	6.407	100.00
2007-11	1	423,778.42	0.18	621	85.00	8.825	0.00
2007-12	7	3,137,943.84	1.31	613	81.41	7.327	100.00
2008-01	37	15,572,600.67	6.50	623	78.99	7.917	83.78
2008-02	25	8,791,745.57	3.67	635	79.85	7.907	96.38
2008-03	453	156,568,069.21	65.33	625	79.37	8.154	93.84
2008-09	5	1,861,473.09	0.78	594	75.95	6.098	68.92
2009-01	3	1,231,957.14	0.51	627	75.28	8.475	51.70
2010-12	2	528,347.00	0.22	602	68.40	5.942	100.00
2011-01	1	533,368.64	0.22	656	78.68	6.250	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	101	$29,435,883.49	12.28%	656	83.96%	9.576%	78.11%
12	29	9,056,620.71	3.78	626	83.32	8.982	90.14
24	610	167,693,771.88	69.98	624	80.73	8.192	96.26
36	147	33,454,526.00	13.96	660	81.82	7.165	90.21
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	116	$36,234,092.32	15.12%	616	77.25%	8.406%	89.44%
2/28 ARM - 5 Yr IO	42	17,648,170.58	7.36	648	84.99	7.546	100.00
2/28 ARM- 40 Yr Amortization	367	131,340,874.81	54.81	624	79.31	8.095	93.08
3/27 ARM	5	1,861,473.09	0.78	594	75.95	6.098	68.92
3/27 ARM- 40 Yr Amortization	3	1,231,957.14	0.51	627	75.28	8.475	51.70
5/25 ARM	3	1,061,715.64	0.44	629	73.57	6.097	100.00
BALLOON 40/30	24	6,364,813.62	2.66	667	76.33	7.337	98.54
Fixed - 15 Year	1	110,738.28	0.05	674	100.00	10.250	100.00
Fixed - 30 Year	319	41,398,749.84	17.28	667	91.27	9.260	93.46
Fixed - 30 Year - 5 Yr IO	7	2,388,216.77	1.00	644	82.89	6.852	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	741	$193,408,981.69	80.71%	645	82.73%	8.179%	93.14%
A-	35	12,384,688.38	5.17	592	78.20	8.563	84.52
A+	54	18,382,761.49	7.67	590	79.82	8.274	94.45
B	30	8,388,750.64	3.50	567	72.76	8.542	95.44
C	23	5,975,306.65	2.49	562	66.18	9.047	94.96
C-	4	1,100,313.24	0.46	584	53.17	9.935	100.00
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	619	$215,574,758.20	89.96%	630	79.31%	7.888%	92.65%
Second Lien	268	24,066,043.88	10.04	664	99.86	11.483	95.69
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.01 - 10.00	4	$611,042.72	0.25%	619	82.35%	9.346%	79.38%
10.01 - 15.00	3	737,289.74	0.31	617	86.77	7.970	100.00
15.01 - 20.00	10	2,184,429.52	0.91	581	67.97	7.958	50.18
20.01 - 25.00	11	3,084,000.50	1.29	622	77.75	8.200	93.07
25.01 - 30.00	36	9,112,403.98	3.80	642	80.88	7.903	79.30
30.01 - 35.00	57	15,718,139.45	6.56	625	76.65	7.991	89.50
35.01 - 40.00	124	32,705,330.58	13.65	629	80.55	8.053	93.84
40.01 - 45.00	215	54,420,991.84	22.71	640	82.83	8.438	93.27
45.01 - 50.00	368	102,269,238.39	42.68	641	83.87	8.394	95.03
50.01 - 55.00	54	17,190,572.82	7.17	586	70.31	7.741	96.22
55.01 - 60.00	5	1,607,362.54	0.67	651	80.00	6.666	68.44
Total:	887	$239,640,802.08	100.00%	633	81.38%	8.249%	92.95%

Minimum: 6.18
Max DTI: 59.34
wa DTI: 43.24

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 20, 2006 11:35

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.